Exhibit 4.6

EIRCOM FUNDING

As Issuer,

THE BANK OF NEW YORK

As Book-entry Depositary

THE BANK OF NEW YORK

As Senior Subordinated Note Custodian

and

THE OWNERS OF BOOK-ENTRY INTERESTS

in

8.25% Senior Subordinated Notes Due 2013
of eircom Funding

EURO SENIOR SUBORDINATED DEPOSIT AND CUSTODY AGREEMENT

Dated as of August 7, 2003

EURO SENIOR SUBORDINATED DEPOSIT AND CUSTODY AGREEMENT

THIS EURO SENIOR SUBORDINATED DEPOSIT AND CUSTODY AGREEMENT (the “Agreement”) is made as of this 7th day of August, 2003 by and among eircom Funding, an unlimited public company incorporated under the laws of the Republic of Ireland, which is a party hereto for the limited purposes referred to herein, The Bank of New York, as the “Book-entry Depositary” (as defined below), The Bank of New York, as the “Senior Subordinated Note Custodian” (as defined below), and owners from time to time of Book-entry Interests.

ARTICLE ONE

DEFINITIONS AND OTHER GENERAL PROVISIONS

SECTION 1.01  Definitions.

The following terms, as used herein, have the following meanings:

“Additional Amounts” shall have the meaning ascribed to it in the Indenture.

“Affiliate” shall have the meaning ascribed to it in the Indenture.

“Applicable Procedures” means, with respect to any transfer or transactions involving a Global Note or beneficial interests therein, the rules and procedures for any Depositary for such Senior Subordinated Note, to the extent applicable to such transfer or transaction and as in effect at the time of such transfer or transaction.

“Board Resolution” shall have the meaning ascribed to it in the Indenture.

“Book-entry Depositary” means the party named as such in this Agreement or its nominee or the custodian for either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter “Book-entry Depositary” shall mean its successor or its nominee or the custodian for either.

“Book-entry Interests” means beneficial interests in any Certificated Depositary Interests issued pursuant to this Agreement, which are eligible for trading through the book-entry system of a Depositary.  References to Book-entry Interests in a Global Note should be understood to mean Book-entry Interests in the Certificated Depositary Interest issued with respect to such Global Note.

“Business Day” shall have the meaning ascribed to it in the Indenture.

“Certificated Depositary Interest” means a certificate (in substantially the form of Annex A hereto) representing an interest in a Global Note held by the Book-entry Depositary that (i) shall at all times prior to an issuance of Definitive Notes, if any, in respect of such Global Note represent the right to receive 100% of the principal, premium (if any), interest, and Additional Amounts (if any) in respect of the underlying Global Note and the right to require the

Book-entry Depositary to procure the issuance of one or more Definitive Notes representing up to 100% of the principal amount represented by such Global Note upon the satisfaction of the conditions set forth in the Indenture for such issuance and (ii) is issued by the Book-entry Depositary to a Depositary or its nominee.

“Clearstream” means Clearstream Banking, société anonyme.

“Common Depositary” means The Bank of New York or its nominee or their respective successors, as common depositary for Euroclear and Clearstream, and their respective successors or, as applicable, such other nominee of or custodian for Euroclear and/or Clearstream, as applicable, as may be acceptable to the Company and named or otherwise appointed in accordance with the customary practices or policies of such Depositary or Depositaries.

“Company Order” shall have the meaning ascribed to it in the Indenture.

“Corporate Trust Office” means the offices of the Book-entry Depositary in London, England, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at One Canada Square, London E14 5AL.  The Corporate Trust Office will at all times be outside the Republic of Ireland.

“Definitive Notes” means Senior Subordinated Notes in definitive registered form substantially in the form set forth in the Indenture.

“Depositaries” means, Euroclear and Clearstream or, as appropriate, the Common Depositary or their respective nominees and, as appropriate, any successor of any of these as the owner of the Certificated Depositary Interests and indicated as such in the records of the Book-entry Depositary.

“Euro Regulation S Global Notes” shall have the meaning ascribed to them in the Indenture.

“Euro Rule 144A Global Notes” shall have the meaning ascribed to them in the Indenture.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” shall have the meaning ascribed to it in the Indenture.

“Exchange Offer” shall have the meaning ascribed to it in the Indenture.

“Global Notes” means one or more Euro Regulation S Global Notes, Euro Rule 144A Global Notes or Unrestricted Global Notes.

“Guarantor” means each of (i) Valentia Telecommunications, an unlimited public company incorporated under the laws of the Republic of Ireland; (ii) eircom limited, a limited liability company incorporated under the laws of the Republic of Ireland; and (iii) Valentia Holdings Limited, a company incorporated under the laws of England, until a successor replaces any of them pursuant to the applicable provisions of the Indenture and, thereafter, means the parties not replaced and the successor.

“Holder” shall have the meaning ascribed to it in the Indenture.

“Indenture” means the indenture dated August 7, 2003 among the Issuer, the Guarantors, The Bank of New York, as trustee, registrar and paying agent, The Bank of New York (Luxembourg) SA, as Luxembourg paying agent and transfer agent, The Bank of New York, London, as principal paying agent and transfer agent, AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent and transfer agent, relating to €285,000,000 aggregate principal amount of 8.25% Senior Subordinated Notes due 2013 and $250,000,000 aggregate principal amount of 8.25% Senior Subordinated Notes due 2013 of the Issuer as originally executed or as it may from time to time be supplemented or amended by one or more supplemental indentures thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the TIA that are deemed to be a part of and govern such instrument.

“Issue Date” shall have the meaning ascribed to it in the Indenture.

“Issuer” means eircom Funding, an unlimited public company incorporated under the laws of the Republic of Ireland, until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

“Officer’s Certificate” shall have the meaning ascribed to it in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be counsel to the Issuer and who shall otherwise be reasonably satisfactory to the Book-entry Depositary.

“Participants” shall have the meaning ascribed to them in Section 2.02.

“Person” shall have the meaning ascribed to it in the Indenture.

“Private Placement Legend” shall have the meaning ascribed to it in the Indenture.

“Redemption Date” shall have the meaning ascribed to it in the Indenture.

“Responsible Officer” shall have the meaning ascribed to it in the Indenture.

“Restricted Period” shall have the meaning ascribed to it in the Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Subordinated Note Custodian” means The Bank of New York at its Corporate Trust Offices, in its capacity as custodian of the Global Notes, and its successors.

“Senior Subordinated Notes” shall mean the euro-denominated 8.25 % Senior Subordinated Notes due 2013 of eircom Funding issued pursuant to the Indenture.

“TIA” shall have the meaning ascribed to it in the Indenture.

“Trustee” means the Person acting as trustee under the Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

SECTION 1.02  Rules of Construction.

Unless the context otherwise requires:  (1) a term has the meaning assigned to it; (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3)  “or” is not exclusive; (4)  “including” means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

BOOK- ENTRY INTERESTS

SECTION 2.01  Deposit of the Global Note.

The Senior Subordinated Note Custodian hereby (in the case of Global Notes issued on the Issue Date) accepts or (in the case of any Global Notes that are issued after the Issue Date) agrees to accept custody of the Global Notes for and on behalf of the Book-entry Depositary and shall act as custodian thereof for and on behalf of the Book-entry Depositary in accordance with the terms of this Agreement.  The Senior Subordinated Note Custodian shall hold such Global Notes at its Corporate Trust Office in London, England or at such other place or places outside the Republic of Ireland as the Book-entry Depositary may determine with the prior written consent of the Issuer, and the Book-entry Depositary shall issue a Certificated Depositary Interest with respect to each Global Note in accordance with the Applicable Procedures.  For the avoidance of doubt, the Book-entry Depositary shall not act out of or through any branch in the Republic of Ireland in connection with any of the functions contemplated by this Agreement. The Certificated Depositary Interests shall be issuable only to the Depositaries.

SECTION 2.02  Book-entry System.

(a)   Upon acceptance by the Depositaries of the Certificated Depositary Interests representing interests in the Global Notes for entry into their book-entry settlement system in accordance with the Applicable Procedures, Book-entry Interests will be issued by the Depositaries and traded through the book-entry systems of the Depositaries, and ownership of such Book-entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) the Depositaries or (ii) institutions that have accounts with the Depositaries (“Participants”).  Book-entry Interests shall be transferable only as units representing authorized denominations of the Senior Subordinated Notes and in the manner contemplated by the Indenture.

(b)   Except as provided in Section 2.05, no owner of Book-entry Interests shall be entitled to receive a Definitive Note on account of such ownership or in exchange for beneficial interests in Global Notes and such owner’s interest therein shall be shown only in accordance with the Applicable Procedures.

SECTION 2.03  Procedures in the Event of an Exchange Offer.

(a)   Upon receipt by the Book-entry Depositary or the Senior Subordinated Note Custodian as holder of the Global Notes on behalf of the Book-entry Depositary of notice of either the commencement of an Exchange Offer or the implementation of arrangements permitting the resale by holders of Senior Subordinated Notes pursuant to the registration provisions of the Securities Act, the Book-entry Depositary or the Senior Subordinated Note Custodian will forward to the Depositaries materials relating to such Exchange Offer or other arrangements with any additional instructions applicable to owners of Book-entry Interests.

(b)   In the case of an Exchange Offer, upon notice by the Depositaries of the principal amount of Book-entry Interests in the Euro Regulation S Global Note and/or the Euro Rule 144A Global Note (as applicable) tendered in response to the Exchange Offer, the Book-entry Depositary or the Senior Subordinated Note Custodian shall (i) deliver to the Trustee that portion of each Global Note with respect to which Book-entry Interests have been tendered and received in accordance with the relevant Applicable Procedures in exchange therefor (to the extent such portions of such Global Note are accepted pursuant to the Exchange Offer) and shall receive from the Trustee a new Unrestricted Global Note in like principal amount as the Book-entry Interests tendered in respect of such Global Notes, which such new Unrestricted Global Note shall be substantially in the form of the Global Note set out in Exhibit C of the Indenture, (ii) issue to the applicable Depositaries a new Certificated Depositary Interest representing an interest in the new Unrestricted Global Note, (iii) record any changes in the principal amount of the Certificated Depositary Interests representing interests in each of the Euro Regulation S Global Note, the Euro Rule 144A Global Note and the Unrestricted Global Note and (iv) notify the Depositaries of any such changes.  Book-entry Interests in each Unrestricted Global Note may be assigned a Common Code and ISIN number which number or numbers shall be different from those assigned to Book-entry Interests in the Euro Rule 144A Global Notes or the Euro Regulation S Global Notes.

(c)   In the case of the implementation of arrangements permitting resale by holders of Senior Subordinated Notes pursuant to the registration provisions of the Securities Act, the Book-entry Depositary and the Senior Subordinated Note Custodian shall (i) cooperate with the Trustee in the removal of the Private Placement Legend from the relevant Senior Subordinated Note where permitted by the Indenture or (ii) in the event that an Unrestricted Global Note is issued in respect of the Senior Subordinated Notes, cooperate with the Trustee in making any required changes to the principal amounts of Global Notes in accordance with

Section 2.08 hereof to the extent that the holders of Book-entry Interests related to the Euro Regulation S Global Note or the Euro Rule 144A Global Note are permitted to transfer or exchange such Book-entry Interests for Book-entry Interests in such Unrestricted Global Note pursuant to the Indenture.

SECTION 2.04  Record of Transfer of the Certificated Depositary Interests.

(a)   The Issuer hereby appoints the Book-entry Depositary as its agent for the sole purpose of maintaining at its Corporate Trust Office records in which it shall (i) record the Depositaries as the initial owners of the Certificated Depositary Interests, (ii) record the transfer of any Certificated Depositary Interests and (iii) record the increases and decreases in the principal amount represented by Certificated Depositary Interests.  The Certificated Depositary Interests shall not be transferred (i) except as a whole and only to a Depositary, (ii) unless such transfer is noted in the records of the Book-entry Depositary and (iii) unless such transfer is confirmed by the applicable Depositary and ownership of the Certificated Depositary Interests are transferred to and registered in the name of a Depositary, authorized by the transferor Depositary and approved by the Issuer.  The Book-entry Depositary shall not recognize any transfer or exchange of ownership of the Certificated Depositary Interests that does not comply with the provisions of this Section 2.04.  The Book-entry Depositary shall treat the Person in whose name a Certificated Depositary Interest is recorded in its records as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-entry Depositary.

(b)   The foregoing paragraph (a) of this Section 2.04 shall not (i) impose an obligation on the Book-entry Depositary or the Senior Subordinated Note Custodian to record the interests in or transfers of Book-entry Interests held by Participants in a Depositary or Persons that may hold Book-entry Interests through Participants in a Depositary or (ii) restrict transfers of such Book-entry Interests held by Participants in a Depositary or such Persons.

SECTION 2.05  Transfer of the Global Notes.

The Senior Subordinated Note Custodian shall hold each Global Note in custody for and on behalf of the Book-entry Depositary.  Neither the Senior Subordinated Note Custodian nor the Book-entry Depositary shall transfer or lend any Global Note or any interest therein except (i) as provided by Section 2.7 of the Indenture or Section 2.03 of this Agreement, (ii) the exchange or replacement of a Global Note pursuant to and in accordance with the terms of Section 2.8 of the Indenture, (iii) delivery of any Global Note to the Trustee for cancellation pursuant to and in accordance with the terms of Section 2.12 of the Indenture and (iv) transfers of Global Notes as a whole (A) by the Book-entry Depositary to a nominee or custodian of the Book-entry Depositary or (B) by a nominee or custodian of the Book-entry Depositary to the Book-entry Depositary or, in the case of each (A) and (B), to another successor of the Book-entry Depositary or a nominee or custodian of such successor, located outside the Republic of Ireland, who becomes such a successor in accordance with the provisions of Sections 3.06 and 3.07 hereof and who is acceptable to the Issuer.  Notwithstanding the foregoing, the Senior Subordinated Note Custodian and the Book-entry Depositary shall not under any circumstances surrender or deliver any Global Note to a Depositary.  If (a) a Depositary notifies the Issuer at any time that it is unwilling or unable to continue as depositary for Certificated Depositary

Interests representing the Global Notes and a successor depositary is not appointed within 90 days of such notification, (b) the Book-entry Depositary notifies the Issuer at any time that it is unwilling or unable to continue as Book-entry Depositary and a successor Book-entry Depositary is not appointed by the Issuer within 90 days, (c) a Depositary requests the issuance of Definitive Notes following an Event of Default under the Indenture, (d) at any time if the Issuer in its sole discretion determines and notifies the Trustee that it elects to cause the issuance of Definitive Notes (in whole (but not in part)) or (e) an Event of Default occurs and is continuing and the Issuer is required pursuant to the terms of the Indenture to exchange all or part of a Global Note for one or more Definitive Notes, then the Book-entry Depositary shall promptly notify the Senior Subordinated Note Custodian and the Trustee and request the Trustee to issue Definitive Notes in such names and denominations as the Holder shall specify in accordance with Section 2.6 of the Indenture.  In such event the Book-entry Depositary will promptly surrender, or cause the Senior Subordinated Note Custodian to surrender, the Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes will be cancelled upon issuance of such Definitive Notes.   In no event will Definitive Notes be issued in bearer form.

Delivery of Definitive Notes pursuant to this Section 2.05 shall be made free of any fees of the Book-entry Depositary to a Depositary or the beneficial owner thereof.

SECTION 2.06  Cancellation.

If any Global Note is surrendered, in whole or in part, for payment or for redemption or purchase by the Issuer of Senior Subordinated Notes evidenced thereby or for exchange for Definitive Notes to any Person other than the Trustee, then such Global Note shall, subject to the provisions of this Article II, become void and be delivered to the Trustee for cancellation, in whole or in part, in accordance with the terms of the Indenture.

SECTION 2.07  Payments in Respect of the Certificated Depositary Interests and Global Notes.

(a)   Whenever the Book-entry Depositary shall receive from the Trustee (or other paying agent appointed under the Indenture) any payment on any Global Note, the amount so received shall be distributed promptly to the Depositary entitled thereto on the corresponding payment date for such Global Note.  So long as Euroclear or Clearstream is the Depositary, such payments shall be made in accordance with the Applicable Procedures.

(b)   The Book-entry Depositary shall forward to the Issuer or its agents such information from its records as the Issuer may reasonably request to enable the Issuer or its agents or the Guarantors or their respective agents to file necessary reports with governmental agencies or as required by the terms of the Notes or the Indenture, and the Book-entry Depositary, the Issuer, the Guarantors or their respective agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositaries or beneficial owners of Book-entry Interests.

(c)   None of the Issuer, the Guarantors, the Trustee, the Book-entry Depositary, the Senior Subordinated Note Custodian or any agent of the Issuer, the Guarantors, the Trustee or the Book-entry Depositary shall have any responsibility or liability for any aspect of the records relating to payments made by a Depositary (or its direct or indirect Participants) on account of Book-entry Interests or for maintaining, supervising or reviewing any records relating to such Book-entry Interests.

(d)   Notwithstanding any other provision of this Agreement, the Book-entry Depositary shall be required to pay to any Depositary only amounts (including Additional Amounts) received by the Book-entry Depositary under a Global Note in which such Depositary holds an interest.

SECTION 2.08  Change in Principal Amount of Global Notes.

(a)   Upon transfer or exchange of a beneficial interest in one Global Note for a beneficial interest in another Global Note as provided in and in accordance with the terms of Section 2.7 of the Indenture or upon the issuance of Definitive Notes in accordance with the terms of Section 2.6 of the Indenture, the Book-entry Depositary shall adjust accordingly the principal amounts of the Certificated Depositary Interests and shall confirm such adjustments with the applicable Depositary.  The Book-entry Depositary shall present the Global Notes to the Trustee or its agent to reduce or increase the principal amount thereof in accordance with the terms of Section 2.7 of the Indenture.

(b)   In the event that the Issuer exercises any right of redemption in respect of any Senior Subordinated Notes constituting all or any part of a Global Note or purchases any Senior Subordinated Notes constituting all or any part of a Global Note pursuant to an offer to purchase Senior Subordinated Notes pursuant to the Indenture, the Book-entry Depositary shall promptly cause the Senior Subordinated Note Custodian to request the Trustee to adjust its records and request the Trustee to endorse the applicable Schedule to such Global Note, in each case to reflect the reduction in the principal amount of such Global Note as a result of such redemption or purchase.  In addition, the Book-entry Depositary shall cause the Senior Subordinated Note Custodian to notify the applicable Depositary of the principal amount redeemed or purchased and of a corresponding reduction of the same principal amount of the applicable Certificated Depositary Interest.  The Book-entry Depositary shall pay all such amounts received by it in connection with such redemption to such Depositary.

(c)   Whenever the principal amount at maturity of a Global Note is changed by the Trustee, the Book-entry Depositary shall cause the Senior Subordinated Note Custodian to notify the applicable Depositary in each case of the corresponding change in the principal amount of the related Certificated Depositary Interest.

SECTION 2.09  Notices of Redemption and Offers to Purchase Senior Subordinated Notes.

(a)   (i)  Upon receipt by the Book-entry Depositary as Holder of the Global Note of a redemption notice in respect of the Senior Subordinated Notes pursuant to the Indenture, the Book-entry depositary will forward such notice of redemption to the applicable Depositary with any additional instructions applicable to owners of Book-entry Interests.

(ii)           On the Redemption Date, the Book-entry Depositary will cause the Senior Subordinated Note Custodian to surrender the applicable Global Note in accordance with the instructions set forth in the notice of redemption.

(iii)          Upon receipt of any payment in respect of such redemption, the Book-entry Depositary shall pay any amounts received to the applicable Depositary, indicate the principal amount of the Global Note reduced by the Trustee in connection with the notice of redemption and notify such Depositary of a corresponding reduction in the principal amount of the applicable Certificated Depositary Interest.

(b)   (i)  Upon receipt by the Book-entry Depositary as Holder of the Global Note of an offer to purchase the Senior Subordinated Notes pursuant to the Indenture, the Book-entry Depositary will forward such offer to purchase to the applicable Depositary with any additional instructions applicable to owners of Book-entry Interests.

(ii)           Upon notice by the applicable Depositary of the principal amount of Book-entry Interests tendered for purchase in response to such offer to purchase, the Book-entry Depositary will cause the Senior Subordinated Note Custodian to surrender the applicable Global Note in accordance with the instructions set forth in the offer to purchase, indicating the portion of the principal amount of the Global Note that is being tendered for purchase pursuant to the offer to purchase.

(iii)          Upon receipt of any payment resulting from the offer to purchase, the Book-entry Depositary shall pay any amounts received to the applicable Depositary, indicate the principal amount of the Global Note reduced by the Trustee in connection with the offer to purchase and notify such Depositary of a corresponding reduction in the principal amount of the applicable Certificated Depositary Interest.

SECTION 2.10  Transfers and Transfer Restrictions.

(a)   Transfers and exchanges of Book-entry Interests of the kinds specified in Section 2.7 of the Indenture shall be made only in accordance with such Section 2.7 and the Applicable Procedures.

(b)   The parties hereto acknowledge that pursuant to arrangements with the Depositaries, during the Restricted Period, any trades in Book-entry Interests in a Euro Regulation S Global Note shall only occur in or through accounts maintained at Euroclear and Clearstream.

(c)   Each owner of Book-entry Interests in the Euro Rule 144A Global Note understands that such Book-entry Interests have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to any other available exemption from registration under the Securities Act, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.  A Book-entry Interest in a Euro Rule 144A Global Note may be transferred to a person who takes delivery in the form of a Book-entry interest in a Euro Regulation S Global Note, whether before or after the expiration of the Restricted Period, only upon receipt by the Book-entry Depositary of a written certification from the transferor (in the form provided in Exhibit E to the Indenture) that the transfer is being made in accordance with Regulation S or Rule 144 of the Securities Act.

(d)   Each owner of Book-entry Interests in the Euro Regulation S Global Note understands that such Book-entry Interests have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer acquiring for its own account in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to any other available exemption from registration under the Securities Act, and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions; provided, however, that prior to the expiration of the Restricted Period, the beneficial owner of a Book-entry Interest in a Euro Regulation S Global Note may not make any offer or sale of a Book-entry Interest in a Euro Regulation S Global Note to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 under the U.S. Securities Act, except that a Book-entry Interest in a Euro Regulation S Global Note may be transferred to a person who takes delivery in the form of a Book-entry Interest in the Euro Rule 144A Global Note only upon receipt by the Book-entry Depositary of written certification from the transferor (in the form provided in Exhibit F to the Indenture) that the transfer is being made to a person whom the transferor reasonably believes is purchasing for its own account or for an account or accounts as to which it exercises sole investment discretion and that such person and such account or accounts is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of any state of the United States and any other jurisdiction; and further provided, that until the expiration of the Restricted Period, Book-entry Interests in a Euro Regulation S Global Note may only be held through a Depositary.

SECTION 2.11  Record Date.

Whenever any payment is to be made in respect of the Global Notes, whenever the Book-entry Depositary or the Senior Subordinated Note Custodian shall receive notice of any action in respect thereof to be taken by the Depositaries or holders of Book-entry Interests (such notice to be given only through the Depositaries), or whenever the Issuer otherwise deems it appropriate in respect of any other matter, the Issuer shall fix a record date for the determination of the aggregate principal amount of Global Notes represented by Certificated Depositary Interests or of the holder who shall be entitled to receive payment in respect of Certificated Depositary Interests or to take any such action or to act in respect of any such matter, which record date shall at all times be such record date, if any, set for the Global Notes in accordance with the terms of the Indenture.  Subject to the provisions of this Agreement, only the Depositaries in whose names the Certificated Depositary Interests are recorded on the records of the Book-entry Depositary at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

SECTION 2.12  Action in Respect of the Certificated Depositary Interests or the Global Notes.

As soon as practicable, but not later than 2 days after receipt by the Book-entry Depositary or the Senior Subordinated Note Custodian of notice of any solicitation of consents or request for a waiver or other action by the Depositaries or owners of Book-entry Interests or by the Book-entry Depositary under this Agreement, the Book-entry Depositary shall mail to the Depositaries a notice containing (a) such information as is contained in the notice received, (b) a statement that the Depositary that held the Certificated Depositary Interests as of the close of business on a specified record date (established in accordance with Section 2.11 hereof) will be entitled, subject to the provisions of or governing the Certificated Depositary Interests or Global Notes, as the case may be, to instruct the Book-entry Depositary as to the consent, waiver or other action, if any, pertaining to the Certificated Depositary Interests or Global Notes, as the case may be, and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of the Depositaries received on or before a date established by the Issuer for such purpose, the Book-entry Depositary shall, or if applicable, shall cause the Senior Subordinated Note Custodian to, endeavor insofar as practicable and permitted under the provisions governing the Certificated Depositary Interests or Global Notes, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Certificated Depositary Interest or Global Note, as the case may be, in accordance with any instructions set forth in such request.  The Book-entry Depositary and the Senior Subordinated Note Custodian shall not themselves exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Certificated Depositary Interests, the Book-entry Interests or Global Notes.

SECTION 2.13  Changes Affecting the Global Notes.

Upon any reclassification of the Global Notes or upon any merger or consolidation or sale of substantially all the assets affecting Valentia Telecommunications or to which Valentia Telecommunications is a party, any securities that shall be received by the Book-entry Depositary or the Senior Subordinated Note Custodian in exchange for or in respect of a Global Note shall be treated as a new Global Note or as part of the Global Note under this Agreement and any corresponding Certificated Depositary Interest shall thenceforth represent such Global Note, including such new securities so received.

SECTION 2.14  Reports.

The Book-entry Depositary and the Senior Subordinated Note Custodian will as soon as practicable (and in no event later than 2 days from receipt) send to the Depositaries a copy of any notices, reports and other communications received relating to the Issuer, the Global Notes or the Book-entry Interests.

SECTION 2.15  Additional Amounts.

At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Senior Subordinated Notes is to be made, and at least 10 days prior to any subsequent date on which payment of principal, premium, if any, or interest on the Senior Subordinated Notes is to be made if there has been any change with respect to the matters set forth in the Officer’s Certificate described in this Section 2.15, the Issuer will furnish the Book-entry Depositary with an Officer’s Certificate specifying whether such payment of principal, premium, if any, or interest on the Senior Subordinated Notes and under the guarantee of the Senior Subordinated Notes shall be made without withholding or deduction for, or on account of, any Taxes and the amount, if any, required to be withheld on such payments and the amount, if any, of Additional Amounts payable, net of amounts to which the Depositaries or owner of Book-entry Interests is not entitled.  The Book-entry Depositary shall have no responsibility for determining whether a Depositary or any owner of a Book-entry Interest is entitled to the payment of Additional Amounts, but shall be entitled to rely conclusively for this purpose on the Officer’s Certificate or on certifications from any Depositary.  The Issuer shall, prior to the date on which the Book-entry Depositary is required to make such payment, pay to the Book-entry Depositary amounts equal to any Additional Amounts payable on such date by the Book-entry Depositary under this Agreement.  Notwithstanding anything to the contrary provided above, the Book-entry Depositary shall pay or cause to be paid Additional Amounts only out of funds that shall be received by it for such purpose.

ARTICLE THREE

THE BOOK-ENTRY DEPOSITARY AND THE SENIOR SUBORDINATED NOTE CUSTODIAN

SECTION 3.01  Certain Duties and Responsibilities.

(a)   The Book-entry Depositary and the Senior Subordinated Note Custodian undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  The Book-entry Depositary may perform or execute any of its duties or powers hereunder either directly or, with the reasonable approval of the Issuer, through its agents and shall not be responsible for any willful misconduct or negligence of any agent appointed with due care and approved hereunder.

(b)   The Book-entry Depositary and the Senior Subordinated Note Custodian shall not incur any liability to any Depositary with respect to any Certificated Depositary Interest or any owner of Book-entry Interests or any other Person hereunder or in connection herewith if, by reason of any circumstances beyond the control of the Book-entry Depositary or Senior Subordinated Note Custodian, including acts of God, war and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the Book-entry Depositary or Senior Subordinated Note Custodian from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed.

(c)   Neither the Book-entry Depositary nor the Senior Subordinated Note Custodian shall be liable for any action or omission to act taken or omitted to be taken under this Agreement, unless the same constitutes its own negligence, willful misconduct or bad faith, and in no event shall either be liable to anyone for special, indirect or consequential damages, or lost profits, arising in connection with this Agreement.  The Book-entry Depositary and the Senior Subordinated Note Custodian may conclusively rely upon, and shall be protected in acting in reliance upon, any written notice, request, direction, certificate, opinion or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.

(d)   The Book-entry Depositary and the Senior Subordinated Note Custodian in such capacities assume no obligation nor shall they be subject to any liability under this Agreement to any Depositary or any owner of Book-entry Interests or any other Person (including, without limitation, liability with respect to the validity or worth of the Senior Subordinated Notes), other than that they agree to use their good faith and reasonable care in the performance of such duties as are specifically set forth in this Agreement.

(e)   The Book-entry Depositary and the Senior Subordinated Note Custodian in such capacities make no representation or warranty and shall at no time have any responsibility for, or liability or obligation in respect of, the legality, validity, binding effect, adequacy or enforceability of the Notes, the performance and observance by the Issuer of its obligations under the Senior Subordinated Notes or the recoverability of any sum of interest and principal due or to become due from the Issuer in respect of the Senior Subordinated Notes.

(f)    The Book-entry Depositary and the Senior Subordinated Note Custodian shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, creditworthiness, affairs, status or nature of the Issuer.

(g)   The Book-entry Depositary and the Senior Subordinated Note Custodian in such capacities shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Senior Subordinated Note or in respect of the Book-entry Interests, or take any other action or omit to take any action under this Agreement, which in their reasonable opinion may involve them in expense or liability, unless reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by them in connection therewith is furnished.

(h)   The Book-entry Depositary and the Senior Subordinated Note Custodian shall not be liable for any acts or omissions made by a successor depositary or successor Senior Subordinated Note custodian in connection with a matter arising wholly after the removal or resignation of the Book-entry Depositary or Senior Subordinated Note Custodian, provided that the Book-entry Depositary or Senior Subordinated Note Custodian, exercised its good faith and reasonable care while it acted as Book-entry Depositary or Senior Subordinated Note Custodian, as the case may be.

(i)    The Book-entry Depositary and the Senior Subordinated Note Custodian may own and deal in any class of securities of the Issuer and its affiliates and in interests in the Book-entry Interests.  The Book-entry Depositary and the Senior Subordinated Note Custodian may enter into other dealings with the Issuer or any of its Affiliates of any nature whatsoever.

(j)    Each of the Book-entry Depositary and the Senior Subordinated Note Custodian may act upon any tender, statement, request, document, certificate, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which they in good faith believe to be genuine or to have been signed or presented by the proper person or persons.

(k)   Each of the Book-entry Depositary and the Senior Subordinated Note Custodian may conclusively rely on and shall be protected in acting upon written or oral instructions from any authorized officer of the Issuer.

(l)    Each of the Book-entry Depositary and the Senior Subordinated Note Custodian may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel, as to any legal matter, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

SECTION 3.02  Not Responsible for Issuance of Senior Subordinated Notes.

The Book-entry Depositary and the Senior Subordinated Note Custodian do not make representations as to the validity or sufficiency of any offering materials.  The Book-entry Depositary and the Senior Subordinated Note Custodian shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Senior Subordinated Notes.

SECTION 3.03  Money Held in Trust.

Money held by the Book-entry Depositary or the Senior Subordinated Note Custodian in trust hereunder shall be segregated from other funds held by the Book-entry Depositary or the Senior Subordinated Note Custodian as required by applicable laws or regulations.  The Book-entry Depositary and the Senior Subordinated Note Custodian shall not be under any obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the applicable Depositary (or in the absence of such an agreement, with the Issuer).

SECTION 3.04  Compensation and Reimbursement.

(a)   The Issuer agrees:

(i)            to pay to the Book-entry Depositary and the Senior Subordinated Note Custodian from time to time such compensation as agreed between the Issuer and them in writing for all services tendered by the Book-entry Depositary or the Senior Subordinated Note Custodian, as the case may be, hereunder;

(ii)           to reimburse the Book-entry Depositary and the Senior Subordinated Note Custodian and any predecessor Book-entry Depositary or predecessor Senior Subordinated Note Custodian upon their request for all reasonable expenses, disbursements and advances incurred or made by the Book-entry Depositary or by the Senior Subordinated Note Custodian in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith; and

(iii)          to indemnify the Book-entry Depositary and its agents and the Senior Subordinated Note Custodian and any predecessor Book-entry Depositary or predecessor Senior Subordinated Note Custodian for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct, or bad faith on their part, arising out of or in connection with the administration of this Agreement and its duties hereunder, including the reasonable costs and expenses of defending themselves against or investigating any claim of liability made against them in connection with the exercise or performance of any of their powers or duties hereunder.

(b)   The obligations of the Issuer under this Section 3.04 to compensate and indemnify the Book-entry Depositary and the Senior Subordinated Note Custodian and any predecessor Book-entry Depositary or predecessor Senior Subordinated Note Custodian and to pay or reimburse the Book-entry Depositary and the Senior Subordinated Note Custodian and any predecessor Book-entry Depositary or predecessor Senior Subordinated Note Custodian for expenses, disbursements and advances shall survive the payment of the Global Notes, resignation or removal of the Book-entry Depositary or the Senior Subordinated Note Custodian and satisfaction, discharge or other termination of this Agreement.

(c)   The Book-entry Depositary and the Senior Subordinated Note Custodian shall not be responsible for (1) taxes and other governmental charges or (2) such registration fees as may from time to time be in effect for the registration of transfers of interests in the Certificated Depositary Interests.

SECTION 3.05  Global Depositaries Required; Eligibility.

At all times when there is a Book-entry Depositary and a Senior Subordinated Note Custodian hereunder, each of them shall be a corporation organized and doing business under the laws of a jurisdiction other than the Republic of Ireland having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by the relevant governmental or regulatory authority, and willing to act on reasonable terms.  Such corporation will have its principal place of business in London, England if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions.  If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Book-entry Depositary or the Senior Subordinated Note Custodian shall cease to be eligible in accordance with the provisions of this Section 3.05, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 3.06  Resignation and Removal; Appointment of Successor.

(a)   No resignation or removal of the Book-entry Depositary or the Senior Subordinated Note Custodian and no appointment of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian pursuant to this Article Three shall become effective until (i) the acceptance of appointment by the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian, as the case may be, in accordance with the applicable requirements of Section 3.07 hereof or (ii) the issuance of Definitive Notes in accordance with Sections 2.05 and 2.08 hereof.

(b)   The Book-entry Depositary or the Senior Subordinated Note Custodian may resign with respect to the Global Notes by giving written notice thereof to the Issuer and the Depositaries and the Trustee, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation.  If the instrument of acceptance by a successor Book-entry Depositary required by Section 3.08 hereof shall not have been delivered to the Book-entry Depositary within 30 days after the giving of such notice of resignation, the resigning Book-entry Depositary or the resigning Senior Subordinated Note Custodian may petition any court of competent jurisdiction for the appointment of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian, as applicable.  If, at the end of 90 days after the delivery of such notice, no successor depositary has been appointed and has accepted such appointment, the Book-entry Depositary may terminate this Agreement.

(c)   The Book-entry Depositary or the Senior Subordinated Note Custodian may be removed at any time upon 90 days’ notice by the filing with it and the Trustee of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective.

(d)   If at any time:

(1)           the Book-entry Depositary or the Senior Subordinated Note Custodian shall cease to be eligible under Section 3.05 hereof, and shall fail to resign after written request therefor by the Issuer or by any Depositary; or

(2)           the Book-entry Depositary or the Senior Subordinated Note Custodian shall become incapable of acting with respect to the Certificated Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-entry Depositary or the Senior Subordinated Note Custodian or of their respective property shall be appointed or any public officer shall take charge or control of the Book-entry Depositary or the Senior Subordinated Note Custodian or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (unless no Global Notes remain outstanding), (i) the Issuer, by Board Resolution, may immediately remove the Book-entry Depositary or the Senior Subordinated Note Custodian and appoint a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian or (ii) any Depositary, the Book-entry Depositary or the Senior Subordinated Note Custodian may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-entry Depositary or the Senior Subordinated Note Custodian and the appointment of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian unless the Definitive Notes have been issued in accordance with the Indenture.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-entry Depositary or the Senior Subordinated Note Custodian and appoint a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian.

(e)   If the Book-entry Depositary or the Senior Subordinated Note Custodian shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Book-entry Depositary or the Senior Subordinated Note Custodian for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian (other than the Issuer) for the Book-entry Depositary or the Senior Subordinated Note Custodian and shall comply with the applicable requirements of Section 3.07 hereof.  If no successor Book-entry Depositary or successor Senior Subordinated Note Custodian with respect to the Global Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.07, the Issuer, any Despositary or any owner of Book-entry Interests in a Global Note may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian unless Definitive Notes have been issued in exchange for the entirety of all Global Notes in accordance with the Indenture.

(f)    The Issuer shall give, or shall cause such successor Book-entry Depositary or successor Senior Subordinated Note Custodian to give, notice of each resignation and each removal of a Book-entry Depositary or a Senior Subordinated Note Custodian and each appointment of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian to the applicable Depositary in accordance with Section 4.02 hereof.  Each notice shall include the name of the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian, as the case may be, and the address of its Corporate Trust Office.

SECTION 3.07  Acceptance of Appointment by Successor.

(a)   In case of the appointment hereunder of a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian, every such successor Book-entry Depositary or successor Senior Subordinated Note Custodian so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-entry Depositary or the retiring Senior Subordinated Note Custodian, as applicable, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-entry Depositary or the retiring Senior Subordinated Note Custodian shall become effective and such successor Book-entry Depositary or such successor Senior Subordinated Note Custodian, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-entry Depositary or the retiring Senior Subordinated Note Custodian, with like effect as if originally named as the Book-entry Depositary hereunder or the Senior Subordinated Note Custodian hereunder, as applicable but, on the request of the Issuer or a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian, the retiring Book-entry Depositary or the retiring Senior Subordinated Note Custodian shall, upon payment of all amounts due and payable to it pursuant to Section 3.04 hereof, execute and deliver an instrument transferring to the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian, as the case may be, all the rights and powers of the retiring Book-entry Depositary or the Senior Subordinated Note Custodian and shall duly assign, transfer and deliver to the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian all property and money held by the retiring Book-entry Depositary hereunder or the retiring Senior Subordinated Note Custodian hereunder and shall deliver the Global Notes to the successor.

(b)   Upon the commercially reasonable request of any such successor Book-entry Depositary or the successor Senior Subordinated Note Custodian, the Issuer shall execute such instruments as are reasonably necessary (as determined in good faith by the Issuer) for more fully and certainly vesting in and confirming to the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian, as the case may be, all such rights, powers and agencies referred to in paragraph (a) of this Section 3.07.

(c)   No successor Book-entry Depositary or successor Senior Subordinated Note Custodian shall accept its appointment unless at the time of such acceptance such successor Book-entry Depositary or successor Senior Subordinated Note Custodian shall be eligible under Section 3.05.

(d)   Upon acceptance of appointment by any successor Book-entry Depositary or successor Senior Subordinated Note Custodian as provided in this Section 3.07, the Issuer shall give notice thereof to the Depositaries in accordance with Section 4.02 hereof.  If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-entry Depositary or the Senior Subordinated Note Custodian, then the notice called for by the preceding sentence may be combined with the notice called for the Section 3.06 hereof.  If the Issuer fails to give such notice within 15 days after acceptance of appointment by a successor Book-entry Depositary or a successor Senior Subordinated Note Custodian, the successor Book-entry Depositary or the successor Senior Subordinated Note Custodian shall promptly cause such notice to be given at the expense of the Issuer.

SECTION 3.08  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Book-entry Depositary or the Senior Subordinated Note Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-entry Depositary or the Senior Subordinated Note Custodian shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-entry Depositary or the Senior Subordinated Note Custodian, shall be the successor of the Book-entry Depositary hereunder or the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under Section 3.05.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 4.01  Notices to Book-entry Depositary, Senior Subordinated Note Custodian or Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(a)   the Book-entry Depositary by the Trustee, the Issuer or the Guarantors shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered (which may be by facsimile), couriered or mailed and received, first-class postage prepaid, to the Book-entry Depositary at its Corporate Trust Office, Attention: Corporate Trust Office, One Canada Square, London E14 5AL, (facsimile: +44-207-964-6399), or at any other address previously furnished in writing by the Book-entry Depositary to the Trustee and the Issuer;

(b)   the Issuer or the Guarantors, by the Book-entry Depositary or Senior Subordinated Note Custodian shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered (which may be by facsimile), couriered or mailed and received, first-class postage prepaid to eircom Funding, c/o 114 St. Stephen’s Green West, Dublin 2, Republic of Ireland, Attention: Chief Financial Officer (facsimile: +353 1 679 7468) with a copy (such copy not constituting notice) to, Debovoise & Plimpton, Tower 42, International Finance Center, London EC2N 1HQ, Attention: James C. Scoville (facsimile:  +44 (20) 7588 4180)) or at any other address previously furnished in writing to such Book-entry Depositary or the Senior Subordinated Note Custodian by the Issuer; or

(c)   the Senior Subordinated Note Custodian by the Book-entry Depositary at its Corporate Trust Office, Attention: Corporate Trust, One Canada Square, London E14 5AL,

except that a notice of change of address and any other notice to the Book-Entry Depositary or Senior Subordinated Note Custodian shall not be deemed to have been given until actually received by the addressee.

SECTION 4.02  Notice to Depositary and Owners; Waiver.

(a)   Where this Agreement provides for notice to a Depositary or owners of Book-entry Interests of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), if in writing and sent by facsimile transmission or personally delivered, couriered or mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-entry Depositary, in each case not later than the latest date, and not earlier that the earliest date, prescribed for the giving of such notice.

(b)   Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by the Depositary shall be filed with the Book-entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c)   So long as the Senior Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices shall be also published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.  If and for so long as the Senior Subordinated Notes are listed on the Irish

Stock Exchange and the rules of such exchange so require, notices shall also comply with the applicable publication requirements of such exchange.

(d)   In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-entry Depositary shall constitute a sufficient notification for every purpose hereunder.

SECTION 4.03  Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.04  Successors and Assigns.

All covenants and agreements of the Issuer in this Agreement shall bind the Issuer’s successors and assigns, whether so expressed or not unless otherwise provided.

SECTION 4.05  Separability Clause.

In case any provision in this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 4.06  Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement.  The owners from time to time of the Book-entry Interests shall be parties to this Agreement and, by their acceptance of delivery of the Book-entry Interests, shall be deemed to agree to and to be bound by all of the terms and conditions hereof and of the Indenture and the Senior Subordinated Notes.

SECTION 4.07  Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

SECTION 4.08  Jurisdiction.

By the execution and delivery of this Agreement, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation as its authorized agent upon which process may be served in any suit or proceeding by either Book-entry Depositary or the Senior Subordinated Note Custodian arising out of this Agreement that may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, and acknowledges that CT Corporation has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum and (iii) agrees that service of process upon CT Corporation and written notice of said service to it (couriered, mailed or delivered to its Secretary at its principal office) shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such appointment of CT Corporation in full force and effect so long as (i) this Agreement shall be in full force and effect and (ii) any Global Note shall be outstanding.

To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its respective obligations under this Agreement to the fullest extent permitted by law.

SECTION 4.09  Counterparts.

This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 4.10  Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-entry Depositary for inspection upon reasonable prior written notice by any owner of Book-entry Interests.

SECTION 4.11  Satisfaction and Discharge.

This Agreement, upon the delivery to the Book-entry Depositary of a Company Order, shall cease to be of further effect, and the Book-entry Depositary and the Senior Subordinated Note Custodian, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) (x) the Indenture has been satisfied and discharged pursuant to the provisions thereof, or (y) Definitive Notes have been issued and the Global Notes have been cancelled in accordance with the provisions of Sections 2.05 or 2.06 hereof and the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-entry Depositary an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may rely, as to matters of fact, on an Officer’s Certificate), stating that the preceding clauses (i) and (ii) have been satisfied.

SECTION 4.12  Amendments.

The Issuer, with the consent of the Book-entry Depositary and the Senior Subordinated Note Custodian (such consent to be given by signature in accordance with Section 4.13) may amend this Agreement without the consent of any Depositary or the owners of Book-entry Interests:

(a)   to cure any ambiguity, omissions, defect or inconsistency;

(b)   to add to the covenants and agreements of the Book-entry Depositary or the Senior Subordinated Note Custodian or the Issuer;

(c)   to effectuate the assignment of the rights and duties of the Book-entry Depositary or the Senior Subordinated Note Custodian to a qualified successor, as provided herein;

(d)   to comply with any applicable requirements of the United States Securities and Exchange Commission and the TIA or any other laws relating to securities;

(e)   to reflect a change in Applicable Procedures or the customary practices of any Depositary, provided that any such change in Applicable Procedures or customary practices of any Depositary is not adverse to the owners of Book-entry Interests; or

(f)    to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to any Depositary or the owners of Book-entry Interests.

Except as set forth in this Section 4.12, no amendment that adversely affects any Depositary or the owners of Book-entry Interests may be made to this Agreement or the Book-entry Interests without the consent of the applicable Depositary or the owners of Book-entry Interests.

SECTION 4.13  Book-entry Depositary and the Senior Subordinated Note Custodian To Sign Amendments.

The Book-entry Depositary and the Senior Subordinated Note Custodian shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-entry Depositary and the Senior Subordinated Note Custodian.  If such amendment does, the Book-entry Depositary and the Senior Subordinated Note Custodian may, but need not, sign it.  In signing any amendment, the Book-entry Depositary and the Senior Subordinated Note Custodian shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officer’s Certificate (which need only cover the matters set forth in clause (a) and (d) below) and an Opinion of Counsel (which need only cover the matters set forth in clause (a), (b) and (c) and which may rely on an Officer’s Certificate as to matters of fact) stating that:

(a)   such amendment is authorized or permitted by this Agreement;

(b)   the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

(c)   such amendment has been duly and validly executed and delivered by the Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles; and

(d)   such amendment does not adversely affect any Depositary or the owners of Book-entry Interests.

SECTION 4.14  Effect of the Agreement.          Nothing in this Agreement shall affect the legal rights of any Holder of any Global Note or the obligations of the Issuer, the Guarantors or the Trustee to such Holder.

SECTION 4.15  No Recourse.             No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Certificated Depositary Interests, the Global Notes or this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation, and each holder of or owner of a beneficial interest in a Certificated Depositary Interest or Global Note by accepting such interest waives and releases all such liability, which waiver and release are part of the consideration for issuance of the Global Notes and Certificated Depositary Interests..

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

EIRCOM FUNDING

By:
Name:
Title:

THE BANK OF NEW YORK
as Book-entry Depositary

By:
Name:
Title:

THE BANK OF NEW YORK
as Senior Subordinated Note Custodian

By:
Name:
Title:

ANNEX A – Form of Certificated
Depositary Interest

Certificated Depositary Interest

[(Regulation S)](1) [(Rule 144A)](2)

in respect of

8.25% Senior Subordinated Notes due 2013

THIS CERTIFICATED DEPOSITARY INTEREST HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR DELIVERED OTHER THAN IN COMPLIANCE WITH THE SENIOR SUBORDINATED NOTES DEPOSIT AND CUSTODY AGREEMENT REFERRED TO BELOW.

Unless presented to The Bank of New York, as Book-entry Depositary, or its custodian, for registration of transfer, exchange or payment, and any security is issued as authorized by the holder, any transfer, exchange, pledge or payment under this Certificated Depositary Interest will be wrongful.

The holder of this Certificated Depositary Interest is subject to, and entitled to the benefit of, (A) the indenture dated as of August 7, 2003, among eircom Funding, an unlimited public company incorporated under the laws of the Republic of Ireland and having its registered office at 114 St Stephen’s Green West, Dublin 2, Ireland (the “Issuer”), Valentia Telecommunications, an unlimited public company incorporated under the laws of the Republic of Ireland and having its registered office at 25/28 North Wall Quay, Dublin 1, Republic of Ireland, eircom Limited, a limited liability company incorporated under the laws of the Republic of Ireland, Valentia Holdings Limited, a company incorporated under the laws of England, The Bank of New York, as Trustee, Transfer Agent, Registrar and Principal Paying Agent, The Bank of New York (Luxembourg) SA as Luxembourg Transfer Agent and Paying Agent and others, and (B) the euro senior subordinated deposit and custody agreement dated as of August 7, 2003, (the “Deposit and Custody Agreement”) among the Issuer, the Book-entry Depositary, the Senior Subordinated Note Custodian (as defined therein) and the owners from time to time of Book-entry Interests (as defined therein).

The Book-entry Depositary hereby certifies that The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary for Euroclear and Clearstream is recorded in the

(1)                                  Insert for Certificated Depositary Interest issued in respect of a Euro Rule 144A Global Note.

(2)                                  Insert for Certificated Depositary Interest issued in respect of a Euro Regulation S Global Note.

records of the Book-entry Depositary as the owner of a Certificated Depositary Interest (as defined in the Deposit and Custody Agreement) representing initially €[•] in aggregate principal amount of 8.25% Senior Subordinated Notes due 2013 of the Issuer, or such greater or lesser amount as shall be shown by the most recent entry in the schedule hereto.

This Certificated Depositary Interest shall be transferable only in accordance with the Deposit and Custody Agreement.

Unless presented by a Depositary to the Book-entry Depositary for registration of transfer, exchange or payment, and unless any Certificated Depositary Interest issued is registered to the Depositary (or as otherwise authorized by the Depositary), any transfer, exchange, pledge or payment of this Certificated Depositary Interest shall be wrongful.  The Book-entry Depositary shall not recognize any transfer, exchange, pledge or payment of this Certificated Depositary Interest that does not comply with these requirements.

IN WITNESS whereof the Book-entry Depositary has caused this Certificated Depositary Interest to be duly executed.

Dated:

THE BANK OF NEW YORK

By:
Duly Authorized Signatory
Title:

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Certificated Depositary Interest shall be €[•].  The following decreases/increases in the principal amount of this Certificated Depositary Interest have been made.

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Book-entry Depositary